UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2019

PFIZER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-3619	13-5315170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 East 42nd Street New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 733-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 par value	PFE	New York Stock Exchange
0.000% Notes due 2020	PFE20A	New York Stock Exchange
0.250% Notes due 2022	PFE22	New York Stock Exchange
1.000% Notes due 2027	PFE27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consulting Agreement with Ian C. Read

On September 24, 2019, Mr. Ian C. Read, Executive Chairman of Pfizer Inc. (the “Company”), notified the Company of his intention to retire as Executive Chairman of the Board of Directors and as a Director of the Company on December 31, 2019. On December 13, 2019, the Company entered into a consulting arrangement with Mr. Read, dated December 13, 2019 and effective January 1, 2020 (the “Consulting Agreement”), for a maximum term of one year, as described below. The Consulting Agreement is related to the planned split-off or spin-off of the Company’s global, primarily off-patent branded and generic established medicines business (the “Upjohn Business”), including the separation and transfer of the Upjohn Business to Upjohn Inc., a Delaware corporation and wholly owned subsidiary of the Company (“NewCo”) and, following such combination and transfer, the combination of NewCo and Mylan N.V., a public company with limited liability incorporated under the laws of the Netherlands (“Mylan”) pursuant to the Separation and Distribution Agreement by and between the Company and NewCo, dated as of July 29, 2019, and the Business Combination Agreement by and among the Company, NewCo, Utah Acquisition Sub Inc., Mylan and Mylan II B.V., dated as of July 29, 2019 (the “BCA”). In the view of the Company and its Board of Directors, the consulting services to be provided by Mr. Read pursuant to the Consulting Agreement will benefit the Company and NewCo (and the Company’s shareholders who will receive NewCo common stock at the Effective Time (as defined in the BCA)) through Mr. Read’s extensive experience with, and knowledge of, the healthcare industry, the Upjohn business and the markets in which Upjohn and Mylan operate, as well as branded, branded-generic and multi-source generic global Biopharma markets. Mr. Read’s consulting services will also provide continuity to the existing operations of the Upjohn business.

The Consulting Agreement provides for a one-year term, subject to earlier termination upon (a) the consummation of the transactions contemplated in the BCA; (b) the termination of the transactions contemplated in the BCA; or (c) termination by Mr. Read or by the Company. During the term of the Consulting Agreement, Mr. Read’s duties include keeping apprised of and providing consulting services related to the Upjohn business, remaining available to be one of the persons designated by the Company to serve on the board of directors of NewCo (the “NewCo Board”) as of the Effective Time, and such other consulting support the Company’s Board of Directors or Chief Executive Officer may request from time to time.

For such consulting services, the Company will pay Mr. Read a consulting fee of $100,000 per month. If the Consulting Agreement is terminated prior to December 31, 2020 due to: (a) the occurrence of the Effective Time and Mr. Read either joins the NewCo Board or Pfizer declines to designate Mr. Read as a member of the NewCo Board, notwithstanding Mr. Read’s willingness and ability to join the NewCo Board, (b) the termination of the BCA under certain circumstances, or (c) the Company’s termination of the Consulting Agreement without cause (as defined in the Consulting Agreement), the Company will pay Mr. Read, subject in the case of a termination by the Company without Cause to Mr. Read’s execution of a release of claims against the Company, any unpaid portion of the consulting fees that would have been payable had the Consulting Agreement continued through December 31, 2020.

The Consulting Agreement also includes customary non-competition provisions that apply during 2020 and a perpetual confidentiality covenant.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Resignation of James Kilts upon Close of the Planned Combination of Mylan N.V. and Upjohn Inc.

On December 18, 2019, Pfizer Inc. announced that James M. Kilts, a current Pfizer board member, has agreed to join the board of directors of NewCo upon the closing of the planned combination of Mylan and Upjohn, which is expected to occur in mid-2020, and will resign from the Company’s Board of Directors upon joining the NewCo board of directors.

The related press release, dated December 18, 2019, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement between Ian C. Read and Pfizer Inc., dated December 13, 2019

99.1	Press Release, dated December 18, 2019

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between Ian C. Read and Pfizer Inc., dated December 13, 2019

99.1	Press Release, dated December 18, 2019

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

Dated: December 19, 2019	By:	/s/ Margaret M. Madden
Margaret M. Madden
	Title:	Senior Vice President and Corporate Secretary, Chief Governance Counsel

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